Exhibit 4.3

Warrant Certificate No. ___

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.

Issuance Date: October [   ], 2022

ProMis Neurosciences Inc.

WARRANT TO PURCHASE COMMON SHARES

ProMis Neurosciences Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), for value received on October [   ], 2022 (the “Issuance Date”), hereby issues to ______________ (the “Holder” or the “Placement Agent”) this Warrant (the “Warrant”) to purchase[         ] Common Shares (as hereinafter defined) (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” and all such shares being the “Warrant Shares”), at the Exercise Price (as defined below), as from time to time adjusted as hereinafter provided, on or before the Expiration Date (as defined below), all subject to the following terms and conditions. This Warrant is being issued pursuant to that certain Amended and Restated Placement Agent Agreement, dated September 22, 2022 by and between the Company and the Placement Agent as partial compensation for Placement Agent’s services in connection with the Company’s private offering solely to accredited investors (as defined under applicable U.S. federal securities laws) of units of Common Shares and Warrants in accordance with, and subject to, the terms and conditions described in that certain Unit Purchase Agreement dated October [   ], 2022 between the Company and each purchaser thereunder, inclusive of all exhibits and all amendments, supplements and appendices thereto (the “Purchase Agreement”).

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York or the City of Toronto Ontario, are authorized or required by law or executive order to close; (ii) “Common Shares” means the common shares of the Company, no par value; (iii) “Exercise Price” means US$____ per Warrant Share, subject to adjustment as provided herein; (iv) “Exercise Commencement Date” means April [   ], 2023; (v) “Expiration Date” means April [   ], 2028; (vi) “Trading Day” means any day on which the Common Shares are traded (or available for trading) on their principal trading market in the United States; (vii) “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person; and (viii) “Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and each of the Holders as contemplated in the Purchase Agreement.

1.	DURATION AND EXERCISE OF WARRANTS

(a)           Exercise Period. Commencing on the Exercise Commencement Date, the Holder may exercise this Warrant in whole or in part on any Business Day on or before 11:59 P.M., Eastern Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b)	Exercise Procedures.

(i)             While this Warrant remains outstanding and exercisable in accordance with Section 1(a), in addition to the manner set forth in Section 1(b)(ii) below, the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A)       delivery to the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(B)       surrender of this Warrant to the Chief Financial Officer of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C)       payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of wire transfer, cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a Cashless Exercise to the extent permitted in Section 1(b)(ii) below.

(ii)            The Holder may, in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (1) the Notice of Exercise and (2) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant, a number of Warrant Shares having a value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X =	Y * (A - B)
A

with:	X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares with respect to which the Warrant is being exercised

A =	the fair value per Common Share on the date of exercise of this Warrant

B =	the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph, “fair value” per Common Share shall mean the average Closing Price (as defined below) per Common Share for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Shares are then listed on a U.S. national securities exchange, the closing price per Common Share for such date (or the nearest preceding date) on the primary exchange in the United States on which the Common Shares are then listed; (b) if prices for the Common Shares are then quoted on the OTC Bulletin Board or any tier of the OTC Markets in the United States, the closing bid price per Common Share for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Shares are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices) in the United States, the most recent closing bid price per share of the Common Shares so reported. If the Common Shares are not publicly traded as set forth above, the “fair value” per Common Share shall be reasonably and in good faith determined by the board of directors of the Company (the “Board of Directors”) as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(iii)           Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company (the “DTC”) through its Deposit or Withdrawal at Custodian system (“DWAC”), if the Transfer Agent is then a participant in such system, and either (A) there is an effective and available registration statement permitting the resale of the Warrant Shares by the Holder (as provided in the Registration Rights Agreement) and the Holder has contracted for such a resale, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming Cashless Exercise of the Warrants), and otherwise by physical delivery of a certificate or a direct registration system account statement (“DRS Statement”), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that all conditions set forth in Section 1(b) have been satisfied, as the case may be. On or before the first (1st) Trading Day following the date on which the Company has received a Notice of Exercise, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Notice of Exercise, in the form attached hereto as Exhibit B, to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Notice of Exercise in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Notice of Exercise and the Aggregate Exercise Price (if any) (or such earlier date as required pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Date of Exercise), the Company shall cause the Transfer Agent to issue and deliver (via reputable overnight courier) to the address as specified in the Notice of Exercise, a certificate or a DRS Statement, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled pursuant to such exercise; provided that, if a registration statement is effective or available (as provided in the Registration Rights Agreement) for the resale by the Holder of the Warrant Shares, the Company shall cause the Transfer Agent to deliver unlegended Warrant Shares to the Holder (or its designee) in the form of a credit to the Holder’s (or its designee’s) account with DTC, in connection with any resale of such Warrant Shares with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the registration statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in DTC’s Fast Automated Securities Transfer (“FAST”) Program. Upon delivery of a Notice of Exercise and payment of the Aggregate Exercise Price (if any), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates or DRS Statements evidencing such Warrant Shares, or crediting of such Holder’s (or designee’s) account with DTC (as the case may be). Notwithstanding the foregoing, the Company’s failure to deliver Warrant Shares to the Holder on or prior to two (2) Trading Days after receipt of the applicable Notice of Exercise and Aggregate Exercise Price (if any) (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Date or Exercise) (the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant.

(iv)          If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, to deliver to the Holder the Warrant Shares subject to a Notice of Exercise and the applicable Aggregate Exercise Price has been delivered (other than in the case of a Cashless Exercise), then the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each US$1,000 of Warrant Shares subject to such exercise (based on the [fair value] of the Common Shares on the date of the applicable Notice of Exercise), US$10 per Trading Day for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. In addition to the foregoing, if the Company fails to deliver the Warrant Shares in accordance with the provisions of Section 1(b)(iii) above pursuant to an exercise on or before the Share Delivery Date, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) Common Shares corresponding to all or any portion of the number of Warrant Shares issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such failure to deliver (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the Common Shares so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or DRS Statement (and to issue such Warrant Shares) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or DRS Statement representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates or DRS Statements representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such Notice of Exercise pursuant to this Section 1(b) or otherwise, and (ii) if a registration statement covering the resale of the Warrant Shares that are subject to a Notice of Exercise is not available for the resale of such Warrant Shares and the Holder has submitted a Notice of Exercise prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Notice of Exercise electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its DWAC system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Notice of Exercise in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise; provided that the rescission of a Notice of Exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(b) or otherwise, and/or (y) switch some or all of such Notice of Exercise from a cash exercise to a Cashless Exercise.

(c)           Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time, for part of the number of Warrant Shares referenced by this Warrant. If this Warrant is submitted in connection with any exercise pursuant to Section 1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall as soon as practicable and in no event later than ten (10) Business Days after any exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(d)           Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 16.

2.	ISSUANCE OF WARRANT SHARES

(a)           The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable U.S. federal and state securities laws, or applicable Canadian provincial securities laws.

(b)           The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record Holder of such Warrant from time to time. The Company may deem and treat the record Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)           The Company will not, by amendment of its articles of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, arrangement dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.	ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)            The Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. If the Company does not have the requisite number of authorized but unissued Common Shares to make any adjustment, then the Company shall, as soon as reasonably practicable, take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to have the requisite number of authorized Common Shares to allow for such adjustment.

(i)             Subdivision or Combination of Common Shares. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii)            Fundamental Change. If any recapitalization, reclassification or reorganization of the capital of the Company, any consolidation or merger, amalgamation or arrangement of the Company with another corporation, or the sale of all or substantially all of its assets shall be effected in such a way that holders of Common Shares shall be entitled to receive shares, other securities, or other assets or property (a “Fundamental Change”), then, as a condition of such Fundamental Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares, other securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of such shares immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Fundamental Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant and the corresponding registration rights contained in the Registration Rights Agreement) shall thereafter be applicable, in relation to any shares, other securities, or assets or property thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger, amalgamation, arrangement or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, amalgamation, arrangement or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares, other securities, or assets or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is a Fundamental Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 10 calendar days before the effective date of the Fundamental Change, a notice stating the date on which such Fundamental Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for shares, other securities, assets or property delivered upon such Fundamental Change; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 10 calendar-day period commencing on the date of such notice to the effective date of the event triggering such notice, provided such exercise is in compliance with all applicable corporate and securities laws. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger, amalgamation or arrangement, or the entity purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares, other securities, or assets or property even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(b)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and/or the amount, if any, of other securities, assets or property which at the time would be received upon the exercise of the Warrant.

(c)           Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares except as determined pursuant to this Section 3.

4.	INTENTIONALLY OMITTED

5.	TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)           Registration of Transfers and Exchanges. Subject to Section 5(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit C, to the Chief Financial Officer of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights, if any, not transferred, to the Holder requesting the transfer.

(b)           Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Chief Financial Officer of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c)           Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act and all applicable state securities laws, or (ii) the availability of an exemption from such registration together with a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and substance and from counsel reasonably satisfactory to the Company. In addition, the Warrant and any Warrant Shares that have been issued upon exercise of the Warrant, may not be transferred at any time to any person located or resident in Canada except in compliance with all applicable Canadian securities laws.

(d)           Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 5, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates without obtaining the opinion from counsel that may be required by Section 5(c)(ii), provided that the Holder delivers to the Company and its counsel certifications, documentation, and other assurances, acceptable to the Company, and reasonably required by the Holder’s counsel to enable the Holder’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable U.S. federal securities laws, and provided that such transfer is in compliance with all applicable Canadian securities laws.

6.	MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at the Holder’s expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, however, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

7.	PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

8.	FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

9.	NO SHAREHOLDER RIGHTS; LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

Each certificate or DRS Statement for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate or DRS Statement for Warrant Shares issued to any subsequent transferee of any such certificate or DRS Statement, shall be stamped or otherwise imprinted with legends in substantially the following forms:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.”

10.	REGISTRATION RIGHTS

The Holder shall be entitled to the registration rights as are contained in the Registration Rights Agreement with respect to the Warrant Shares, the provisions of which are deemed incorporated herein by reference.

11.	NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; to the Holder at the address, facsimile number, or e-mail address furnished by the registered Holder to the Company in accordance with the Purchase Agreement or if to the Company, to it at Suite 200, 1920 Yonge Street, Toronto, Ontario M4S 3E2 CANADA, Attention: Eugene Williams, Chairman of the Board, e-mail: eugene.williams@promisneurosciences.com (or to such other address, facsimile number, or e-mail address as the Holder or the Company may designate by notice the other party).

12.	SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.	BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant.

14.	SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

15.	GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

16.	DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or e-mail with confirmation of transmission by the transmitting equipment within two Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days, submit via email or facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17.	NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting shares (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) calendar days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up.

18.	RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued Common Shares for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of Common Shares for which this Warrant shall from time to time be exercisable. The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will promptly take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use best efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant. In addition, the Company shall not amend its articles of incorporation to impose any restriction on the number of Common Shares authorized for issuance.

19.	NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

PROMIS NEUROSCIENCES INC.

By:
	Name:	Eugene Williams
	Title:	Chairman of the Board

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To ProMis Neurosciences Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ ProMis Neurosciences Inc. Common Shares, without par value, issuable upon exercise of the Warrant and delivery of:

(1)           U.S. $_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and/or

(2)            __________ ProMis Neurosciences Inc. Common Shares (pursuant to a Cashless Exercise in accordance with Section 1(b)(ii) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise [___]).

The undersigned requests that certificates or direct registration system account statement for such shares be issued in the name of:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

Capitalized terms used herein without definition have the meaning ascribed to them in the Warrant. The undersigned hereby reaffirms all of the representations and warranties made in the subscription agreement submitted to ProMis Neurosciences Inc. to acquire the Warrant, including that the undersigned is an “accredited investor” as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. The undersigned understands that the Common Shares may bear one or more legends restricting transfers, as set forth in the Purchase Agreement.

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Notice of Exercise and hereby directs ______________ to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated _________, 202__, from the Company and acknowledged and agreed to by _______________.

PROMIS NEUROSCIENCES INC.

By:
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned. A written opinion of legal counsel addressed to the Company confirming that the proposed transfer of the Warrant may be effected without registration under the Securities Act of 1933, as amended, accompanies this Form of Assignment.

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated: